As filed with the Securities and Exchange Commission on December 16, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Wave Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	13-3477246
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

480 Pleasant Street
Lee, Massachusetts 01238
(413) 243-1600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven Sprague
President and Chief Executive Officer
Wave Systems Corp.
480 Pleasant Street
Lee, Massachusetts 01238
(413) 243-1600
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:

Neil W. Townsend, Esq.
Bingham McCutchen LLP
399 Park Avenue
New York, New York 10022-4689
(212) 705-7700

Approximate date of commencement of proposed sale to public: At such time or times after the Registration Statement becomes effective as the Selling Holders may determine.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If the delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Class A Common Stock, $.01 par value
Preferred Stock, $.01 par value
Warrants
Units

Total	$25,000,000	$2,675

(1)           There are being registered hereunder such indeterminate number of shares of Class A common stock and preferred stock, such indeterminate number of warrants to purchase Class A common stock or preferred stock and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $25,000,000.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.  The securities registered also include such indeterminate amounts and numbers of Class A common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provides for conversion or exchange, upon exercise of warrants or pursuant to any antidilution provisions of any of the foregoing.  In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Class A common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)           The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.  Calculated pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 457(o) under the Securities Act and General Instruction II.D to Form S-3, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. In no event will the maximum aggregate offering price of all securities issued pursuant to this registration statement exceed $25,000,000.

(3)           Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED December 16, 2005

PROSPECTUS

$25,000,000

WAVE SYSTEMS CORP.

Class A Common Stock
Preferred Stock

Warrants

Units

We may offer and sell the securities listed above from time to time, either individually or in units, with a total value of up to $25,000,000.  We may also offer Class A common stock issuable upon the conversion of preferred stock or Class A common stock or preferred stock issuable upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus.  We may only use this prospectus to offer and sell any specific security by also including a prospectus supplement for such security.  We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents incorporated by reference into this prospectus.  You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

Our Class A common stock is traded on the The Nasdaq National Market under the symbol “WAVX.”  The applicable prospectus supplement will contain information, where applicable, as to any other listing (if any) on a securities exchange or inclusion on an electronic quotation system.  On December 15, 2005, the last reported sale price of our Class A common stock was $0.65 per share.

We may sell these securities to or through underwriters, dealers or agents, or we may sell the securities directly to investors on our own behalf.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

Investing in our securities involves a high degree of risk.

See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December    , 2005.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE OF THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

OUR COMPANY

RISK FACTORS

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

USE OF PROCEEDS

DESCRIPTION OF CAPITAL STOCK

DESCRIPTION OF WARRANTS

PLAN OF DISTRIBUTION

LEGAL MATTERS

EXPERTS

WHERE YOU CAN FIND MORE INFORMATION

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, we may from time to time offer and sell Class A common stock, preferred stock, warrants to purchase our Class A common stock or preferred stock, either individually or in units, in one or more offerings for total gross proceeds of up to $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell any of the securities registered under this prospectus, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus or in the documents incorporated by reference into this prospectus.  It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from a current report on Form 8-K that we file with the Securities and Exchange Commission, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless the context requires otherwise or unless otherwise noted, all references to “Wave,” “we” “or “our” are to Wave Systems Corp.

OUR COMPANY

Wave Systems Corp. develops, produces and markets hardware and software-based digital security products for hardware-based trusted computing platforms, including trusted computing applications and services that are compliant with the specifications of the Trusted Computing Group (“TCG”).  TCG is an industry standards body, comprised of computer and device manufacturers, software vendors and others whose purpose is to develop, define and promote open industry-standard specifications for embedded hardware-enabled trusted computing and security technologies, across multiple platforms, peripherals and devices. A hardware-based trusted computing platform is one that uses a semiconductor device, known as a Trusted Platform Module (a “TPM”). A TPM is a hardware chip that is separate from the platform’s main CPU(s) that enables secure storage of files and other digital secrets, and performs critical security functions such as generating and protecting “cryptographic keys,” which are secret codes used to decipher encrypted or coded data.

We began our operations on August 12, 1988, with the concept of developing a means to securely meter digital content and report usage data back to a centralized processing and clearing house that tracks the usage, charges the user and distributes royalties to the publishers of that content; a process known as digital rights management. Prior to the formation of the TCG, we expanded and modified our technology from a single purpose security chip to our patented, open and programmable digital security infrastructure known as the EMBASSY (EMBedded Application Security SYstem) Trust System, a complete end-to-end suite of products and services that supports hardware-based security and creates a trusted computing environment when implemented exclusively, or in conjunction with traditional security. More recently, Wave has begun developing a set of trusted applications known as the EMBASSY Trust Suite to work with various other chip manufacturers’ TCG compliant TPMs. An EMBASSY chip or TPM can be used to securely store the user’s personal information, such as usernames, passwords, personal identification numbers, credit card information and personal information, such as social security number, name and address and perform other security functions in a computer platform. In addition, we have added to our product offerings a broadband solution for the delivery of rich content such as video and computer games using an Internet multicasting model; and digital document signing and storage software that enable legally binding digital signatures to be embedded onto digital documents with secure storage and management capabilities of those digitally signed documents. These additional product offerings are currently in development. We expect our current products to remain our primary business focus. Wave currently holds eleven patents involving methods for securing digitally stored information and content.

Since our inception in February of 1988, we have devoted substantially all of our efforts and resources to research, feasibility studies, design, development and market testing of our products and technology. As our research and development activities matured, we have been able to devote increased resources to market development and the application of our technology to end-user products and services. To date, a viable market for our products and technology has yet to fully develop.  Although we began to introduce our first commercial products into the market during 2003, Wave Systems Corp. remains a development stage company. We have not realized any significant revenues in any quarter since we began our operations in 1988.  While Wave has signed distribution contracts for its EMBASSY Trust Suite software with five major original equipment manufacturers (“OEMs”) since 2003, we do not expect to realize sustainable significant revenues until the latter part of 2006, at the earliest.  Revenues have been minimal in relation to our expenditures due to the highly complex nature of the technology that we are developing and the early stage nature of the market for products that utilize this technology. As a result, we have experienced a slow pattern of corporate development. You should carefully consider the factors set forth under the caption “Risk Factors.”

Wave was incorporated in Delaware on August 12, 1988 and was known previously as Indata Corp. Wave changed its name to Cryptologics International, Inc., on December 4, 1989; and to Wave Systems Corp. in January 1993. The principal executive offices are located at 480 Pleasant Street, Lee, Massachusetts 01238, and the telephone number is (413) 243-1600.

We own or have rights to trademarks or tradenames that we use in conjunction with the offering of our products. Embassy®, WaveMeter®, WaveNet®, Great Stuff Network™, Second Shift® (the Wave juggler logo), WaveCommerce™, Wave Interactive Network™, WINPublish™, WINPurchase™, CablePC™, WaveDirect®, MyPublish™, CharityWave®, SmartSignature™, SmartSafe™, SignOnLine™ and N*Click™ are trademarks or registered trademarks used by us. All other trademarks and tradenames referred to in this prospectus are the property of their respective owners.

RISK FACTORS

We have a history of net losses and expect net losses will continue. If we continue to operate at a loss, our business will not be financially viable.

We have experienced significant losses and negative cash flow from operations since our inception. We have not realized a net operating profit in any quarter since we began our operations, nor have we generated any significant operating revenue, as our products have not yet attained commercial acceptance. This is due primarily to the early stage nature of the digital security industry in which we operate. As of September 30, 2005, we had a deficit accumulated during the development stage of approximately $280.3 million and negative working capital of approximately $264,000. Given the lack of significant sales of our products and services, there is little basis for evaluating the financial viability of our business and our long-term prospects. You should consider our prospects in light of the risks, expenses and difficulties that companies in their early stage of development encounter, particularly companies in new and rapidly evolving markets, such as digital security and online commerce.

To achieve profitability we must, among other things:

•                  Convince chip, personal computer motherboard, personal computer and computer peripheral manufacturers to license and distribute our products and services and/or make them available to their customers through their sales channels;

•                  Convince computer end users and enterprise computer users to purchase our upgrade software and server products for trusted computing:

•                  Convince consumers to choose to order, purchase and accept products using our products and services;

•                  Continue to maintain the necessary resources, especially talented software programmers;

•                  Develop relationships with personal computer manufacturers and computer systems integrators to facilitate and to maximize acceptance of our products and services; and

•                  Generate substantial revenue, complete one or more commercial or strategic transactions or raise additional capital to support our operations until we can generate sufficient revenues and cash flows.

If we do not succeed in these objectives, we will not generate revenues; hence, our business will not be sustainable.

We may not be able to fund our operations and continue as a going concern.

Since we began our operations, we have incurred net losses and experienced significant negative cash flow from operations. This is due to the early stage nature of market development for our products and services and the digital security industry as a whole. Wave expects to continue to incur substantial additional expenses associated with continued research and development and business development activities that will be necessary to commercialize our technology. This will likely result in significant losses for the foreseeable future. Considering our current cash balance and Wave’s projected operating cash requirements, we anticipate that our existing capital resources will be adequate to satisfy our cash flow requirements into February 2006. In order to fund our business through February of 2006 and beyond, it will be necessary for us to generate substantial revenue, complete one or more commercial or strategic transactions or raise additional capital. Wave is uncertain as to the availability of financing from other sources to fund any cash deficiencies. Even if we are successful in raising additional capital, uncertainty with respect to Wave’s viability will continue until we are successful in achieving our objectives. Furthermore, although we may be successful at achieving our business objectives, a positive cash flow from operations may not ultimately be realized unless we are able to sell our products and services at a profit. Given the early stage nature of the markets for our products and services, considerable uncertainty exists as to whether or not Wave’s business model is viable.

We may be unable to raise the $15 million of additional cash flow, which is necessary to continue as a going concern for the next twelve months.

Based upon our current expense forecast, we estimate that our current available capital is sufficient to fund Wave into February of 2006. In addition to our efforts to begin to generate revenue sufficient to fund our operations, or complete one or more commercial or strategic transactions, Wave is evaluating additional financing options to generate additional capital in order to continue as a going concern, to capitalize on business opportunities and market conditions and to insure the continued development of our technology, products and services. We estimate, based upon our current forecasts, that we will need to generate approximately $15,000,000 from a combination of revenue growth, commercial or strategic transactions and/or additional financings, to continue as a going concern for the next twelve months. We expect we will be required to generate a significant portion of this cash through additional financings in the form of sales of securities pursuant to this shelf registration statement. We do not know if additional financing will be available or that, if available, it will be available on favorable terms. If we issue additional shares of our stock, our stockholders’ ownership will be diluted, or the shares issued may have rights, preferences or privileges senior to those of our common stock.  In addition, if we pursue debt financing we may be required to pay interest costs.  The failure to generate sufficient cash flow to fund our forecasted expenditures would require us to reduce our cash burn rate which would in turn impede our ability to achieve our business objectives.  Furthermore, if we are not successful in generating sufficient cash flow or obtaining additional funding, we will be unable to continue our operations, develop or enhance our products, take advantage of future opportunities, respond to competitive pressures and continue as a going concern.

Our market is in the early stage of development so we are unable to accurately ascertain the size and growth potential for revenue in such a market.

The market for our products and services is still developing and is continually evolving. As a result, substantial uncertainty exists with respect to the size of the market for these products and the level of capital that will be required to meet the evolving technical requirements of the marketplace.

Wave’s business model relies on an assumed market of tens of millions of units shipping with built-in security hardware. Because this market remains in the early stage of development, there is significant uncertainty with respect to the validity of the future size of the market. If the market for computer systems that utilize our products and services does not grow to the extent necessary for us to realize our business plan, we may not be successful.

As this early stage market develops and evolves, significant capital will likely be required to fund the resources needed to meet the changing technological demands of the marketplace. There is uncertainty with respect to the level of capital that may be required to meet these changing technological demands. If the amount of capital resources needed exceeds our ability to obtain such capital, we may not be a viable enterprise.

Wave is not established in the industry so we may not be accepted as a supplier or service provider to the market.

Wave’s offering represents a highly complex architecture designed to solve many of the security issues currently present with computer systems, such as identity theft, fraudulent transactions, virus attacks, unauthorized access to restricted networks and other security problems that users of computer systems generally encounter. We are uncertain as to whether the marketplace will accept our solution to these security problems. We will not be successful if the market does not accept the value proposition that we perceive to be present in our products and services.

Although Wave has expended considerable resources in developing technology and products that utilize our technology and in business development activities in an attempt to drive the development of the hardware security market, we do not have a track record as a substantial supplier or service provider to consumers of computer systems. Therefore, uncertainty remains as to whether we will be accepted as a supplier to the enterprise and consumer markets, which will likely be necessary for us to be a successful commercial enterprise.

Our products have not been accepted as industry standards, which may slow their sales growth.

We believe platforms adopting integrated hardware security into the PC will become a significant standard feature in the overall PC marketplace. However, our technologies have not been accepted as industry standards. Standards for trusted computing are still evolving. To be successful, we must obtain acceptance of our technologies as industry standards, modify our products and services to meet whatever industry standards ultimately develop, or adapt our products to be complementary to whatever these standards become. If we fail to do any of these, we will not be successful in commercializing our technology; and therefore, we will not generate sales to fund our operations and develop into a self-sustaining, profitable business.

If we do not keep up with technological changes, our product development and business growth will suffer.

Because the market in which we operate is characterized by rapidly changing technology, changes in customer requirements, frequent new products, service introductions and enhancements, and emerging industry standards, our success will depend, among other things, upon our ability to improve our products, develop and introduce new products and services that keep pace with technological developments, remain compatible with changing computer system platforms, respond to evolving customer requirements and achieve market acceptance on a timely and cost effective basis. If we do not identify, develop, manufacture, market and support new products and deploy new services effectively and timely, our business will not grow, our financial results will suffer, and we may not have the ability to remain in business.

We encounter risks relating to security, system disruptions and computer infrastructure that could compromise our digital content.

Although we have implemented in our products various security mechanisms, our products and services may nevertheless be vulnerable to break-ins, piracy and similar disruptive problems caused by Internet users. Any of these disruptions would harm our business. Advances in computer capabilities, new discoveries in the field of security, or other developments may result in a compromise or breach of the technology we use to protect products and information in electronic form. Computer break-ins and other disruptions would jeopardize the security of information stored in and transmitted through the computer systems of users of our products, which may result in significant liability to us and may also deter potential customers.

A party who is able to circumvent our security measures could misappropriate proprietary electronic content or cause interruptions in our operations and those of our strategic partners. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Our attempts to implement contracts that limit our liability to our customers, including liability arising from a failure of security features contained in our products and services, may not be enforceable. We currently do not have product liability insurance to protect against these risks.

Competition and competing technologies may render some or all of our products non-competitive or obsolete.

An increasing number of market entrants have introduced or are developing products and services that compete with Wave’s. Our competitors may be able to develop products and services that are more attractive to customers than our products and services. Many of our competitors and potential competitors have substantially greater financial, technical and marketing resources than we have. Also, many current and potential competitors have greater name recognition and larger customer bases that could be leveraged to enable them to gain market share or product acceptance to our detriment. Wave’s potential competitors include security solutions providers such as RSA Security, Inc., Symantec, Computer Associates, Verisign, Inc., Entrust, Inc., Ultimaco, Safenet and major systems integrators such as IBM, HP and EDS.  In addition, Wave competes with other client security applications companies that are developing are developing trusted computing applications, including Softex, Phoenix, Infineon and Microsoft.

Other companies have developed or are developing technologies that are, or may become, the basis for competitive products in the field of security and electronic content distribution. Some of those technologies may have an approach or means of processing that is entirely different from ours. Existing or new competitors may develop products that are superior to ours or that otherwise achieve greater market acceptance than ours. Due to Wave’s early stage, and lower relative name recognition compared to many of our competitors and potential competitors, our competitive position in the marketplace is vulnerable.

We have a high dependence on relationships with strategic partners that must continue or our ability to successfully produce and market our products will be impaired.

Due in large part to Wave’s early stage and lower name recognition, we depend upon strategic partners such as large, well established personal computer and semiconductor manufacturers and computer systems’ integrators to adopt our products and services within the Trusted Computing marketplace. These companies may choose not to use our products and could develop or market products or technologies that compete directly with us. We cannot predict whether these third parties will commit the resources necessary to achieve broad-based commercial acceptance of our technology. Any delay in the use of our technology by these partners could impede or prohibit the commercial acceptance of our products. Although we have established some binding commitments from some of our strategic partners, there can be no assurance that we will be able to enter into additional definitive agreements or that the terms of such agreements will be satisfactory. It will be necessary for Wave to expand upon our current business relationships with our partners, or form new ones, in order to sell more products and services for Wave to become a viable, self-sufficient enterprise.

Product defects or development delays may limit our ability to sell our products.

We may experience delays in the development of our new products and services and the added features and functionality to our existing products and services that our customers and prospective customers are demanding. If we are unable to successfully develop products that contain the features and functionality being demanded by these customers and prospective customers in a timely manner, we may lose business to our competitors. In addition, despite testing by us and potential customers, it is possible that our products may nevertheless contain defects. Development delays or defects could have a material adverse effect on our business if such defects and delays result in our inability to meet the market’s demand.

If we lose our key personnel, or fail to attract and retain additional personnel, we will be unable to continue to develop our products and technology.

We believe that our future success depends upon the continued service of our key technical and management personnel and on our ability to attract and retain highly skilled technical, management, sales and marketing personnel. Our industry is characterized by a high level of employee mobility and aggressive recruiting of skilled personnel. There can be no assurance that our current employees will continue to work for us or that we will be able to hire any additional personnel necessary for our growth. Our future success also depends on our continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for these employees can be intense. We may not be able to attract, assimilate or retain qualified technical and managerial personnel in the future, and the failure of us to do so would have a material adverse effect on our business.

We have a limited ability to protect our intellectual property rights and others could infringe on or misappropriate our proprietary rights.

Our success depends, in part, on our ability to enjoy or obtain protection for our products and technologies under United States and foreign patent laws, copyright laws and other intellectual property laws and to preserve our trade secrets. We cannot assure you that any patent owned or licensed by us will provide us with adequate protection or will not be challenged, invalidated, infringed or circumvented.

We rely on trade secrets and proprietary know-how, which we protect, in part, by confidentiality agreements with our employees and contract partners. However, our confidentiality agreements may be breached, and we may not have adequate remedies for these breaches. Our trade secrets may also otherwise become known or be independently discovered by competitors. We also rely on intellectual property laws to prevent the unauthorized duplication of our software and hardware products. While we have and will continue to protect our software and our patented technology, intellectual property laws may not adequately protect our technology. We have registered trademark and service mark registrations with the United States Patent and Trademark Office for the marks WaveMeter and WaveNet, EMBASSY, Second Shift (the Wave juggler logo), WaveDirect and Charity Wave. Wave intends to apply for additional name and logo marks in the United States and foreign jurisdictions, as appropriate, but we cannot assure you that federal registration of any of these trademarks will be granted.

Regulation of international transactions may limit our ability to sell our products in foreign markets.

Most of our software products and many components of the EMBASSY Trust System are controlled under various United States export control laws and regulations and may require export licenses for certain exports of the products and components outside of the United States and Canada. We have received export licenses from the U.S. Department of Commerce’s Bureau of Export Administration (the “BXA”) for the sale and export of our EMBASSY chip and related products and technology to any end-user in any country throughout the world with the exception of Cuba, Iran, Iraq, Libya, North Korea, Sudan and Syria, subject to certain restrictions and in some cases, certain reporting requirements. With respect to our EMBASSY Trust Suite software applications, we have applied for and received export classifications that allow us to export our products, without a license and with no restrictions, to any country throughout the world with the exception of Cuba, Iran, Iraq, Libya, North Korea, Sudan and Syria.

We believe the export classifications that we have received for our software products allow us to sell our products internationally in an effective, competitively advantageous manner. Enhancements to existing products may, and new products, including the EMBASSY Trust Server applications will, be subject to reviews by the BXA to determine what export classification they will receive. Some of our partners demand that our products be allowed to be exported without restrictions and/or reporting requirements. Current export regulations have, in part, allowed us to receive the desired classification without undue cost or effort. However, the export regulations may be modified at any time. Currently, we are allowed to export the products for which we’ve received classification, in an unrestricted manner without a license. However, modifications to the export regulations could prevent us from exporting our existing and future products in an unrestricted manner without a license. Such modifications could also make it more difficult to receive the desired classification. If export regulations were to be modified in such a way, we may be put at a competitive disadvantage with respect to selling our products internationally.

In addition, import and export regulations of encryption/decryption technology vary from country to country. We may be subject to different statutory or regulatory controls in different foreign jurisdictions, and as such, our technology may not be permitted in these foreign jurisdictions. Violations of foreign regulations or regulation of international transactions could prevent us from being able to sell our products in international markets. Our success depends in large part to having access to international markets.

Our stock price is volatile.

The price of our Class A common stock has been and likely will continue to be subject to wide fluctuations in response to a number of events and factors, such as:

quarterly variations in operating results;

announcements of technological innovations, new products, acquisitions, capital commitments or strategic alliances by us or our competitors;

the operating and stock price performance of other companies that investors may deem comparable to us; and

news reports relating to trends in our markets.

In addition, the stock market in general, and the market prices for technology-related companies in particular, have experienced significant price and volume fluctuations. These broad market fluctuations may adversely affect the market price of our Class A common stock or any of our other securities for which a market develops, regardless of our operating performance. Securities class action litigation has often been instituted against companies that have experienced periods of volatility in the market price for their securities. A Class action lawsuit is currently pending against us (See “Class action lawsuits could affect our operations” below);  and it is possible that we could become the target of additional litigation of this kind that would require substantial management attention and expense.  The diversion of management’s attention and capital resources could have a material adverse affect on our business.  In addition, any negative publicity or perceived negative publicity of any such litigation could have an adverse impact on our business.

We may be subject to conflicts of interest that could adversely slow our corporate governance process.

Our Board of Directors does not include any representatives of our strategic partners. However, our Board of Directors has included in the past, and may include in the future, representatives of our strategic partners. It is possible that those corporations may be competing against us, or each other, directly or indirectly. A director who also represents another company may voluntarily abstain from voting on matters, where there could be conflicts of interest. Even if such a director does abstain, his presence on the Board could affect the process or the results of the Board’s deliberations. We have adopted no policies or procedures to reduce or avoid such conflicts. If such conflicts of interest arise, they may have a materially adverse effect on our business.

Governmental regulation may slow our growth and decrease our profitability.

There are currently few laws or regulations that apply directly to the Internet. Because our business is dependent in significant respect on the Internet, the adoption of new local, state, national or international laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce, which could, in turn, decrease the demand for our products and services and increase our costs or otherwise have a material adverse effect on our business.

Tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use and income taxes.

If we make any acquisitions, we will incur a variety of costs and may never realize the anticipated benefits.

If appropriate opportunities become available, we may attempt to acquire businesses, technologies, services or products that we believe are a strategic fit with our business. We currently have no commitments or agreements with respect to any material acquisitions. If we do undertake any transaction of this sort, the process of integrating an acquired business, technology, service or product may result in operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. Moreover, we may never realize the anticipated benefits of any acquisition. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to certain intangible assets and increased operating expenses, which could adversely affect our results of operations and financial condition.

A formal investigation by the Securities and Exchange Commission could affect our operations.

The SEC has commenced a formal investigation into certain matters relating to Wave. The SEC investigative order relates to certain public statements made by Wave during and around August 2003, as well as certain trading in Wave’s securities during such time. The SEC has not concluded that there has been any wrongdoing and Wave is cooperating fully with the SEC on this matter. An adverse resolution of the investigation may have a negative effect on our financial condition and operating results.

Class action lawsuits could affect our operations.

A consolidated amended class action complaint is pending in the United States District Court for the District of Massachusetts, naming Wave, its Chief Executive Officer and its Chief Financial Officer as defendants.  Brumbaugh et al. v. Wave Systems Corp. et al., Civ. No. 04-30022 (D. Mass.) (MAP).  The purported class action has been filed by alleged purchasers of Wave’s Class A Common Stock during the purported class period July 31, 2003 through February 2, 2004.  The complaint claims that Wave and the named individuals violated Section 10(b) of the Securities Exchange Act of 1934 (the “1934 Act”), Rule 10(b)-5 promulgated thereunder and Section 20(a) of the 1934 Act by publicly disseminating materially false and misleading statements, relating to Wave’s agreements with Intel and IBM.  The complaint does not specify the amount of alleged damages plaintiffs seek to recover.

Wave intends to defend the action vigorously.  Wave is unable to predict the outcome of this action.

A consolidated, purported derivative action is pending in the United States District Court for the District of Massachusetts, Sachs v. Sprague et al. Civ. No. 04-30032 (D. Mass.) (MAP)  The complaint names all of Wave’s directors during the period July 2003 through February 2004 as defendants and alleges claims for breach of fiduciary duties and other claims based on allegations similar to the purported securities class action.  Wave is also named as a nominal defendant, although the actions are derivative in nature and purportedly asserted on behalf of Wave.  On December 22, 2004, Wave moved to dismiss the complaint.  The Court held oral arguments on March 25, 2005.  On September 26, 2005, the Court entered an Order stating that the defendants’ motion to dismiss has been allowed.  On November 22, 2005 the Court issued a memorandum of decision and entered judgment.  The case is terminated in the District Court, subject to the Plaintiff’s rights to appeal or to make post-judgment motions.

At this time, Wave is unable to predict the outcome of this action.

THE SECURITIES WE MAY OFFER

We may offer shares of our Class A common stock and preferred stock, and/or warrants to purchase any of such securities, either individually or in units, with a total value of up to $25,000,000, from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•                                          designation or classification;

•                                          aggregate offering price;

•                                          rates and times of payment of dividends, if any;

•                                          redemption or conversion terms, if any;

•                                          voting or other rights, if any;

•                                          important United States federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•                                          the names of those agents or underwriters;

•                                          applicable fees, discounts and commissions to be paid to them;

•                                          details regarding over-allotment options, if any; and

•                                          the net proceeds to us.

Class A Common Stock.  We may issue shares of our Class A common stock from time to time. Holders of Class A common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to any preferences of outstanding shares of preferred stock, holders of common stock are entitled to dividends when and if declared by our board of directors.

Preferred Stock.  We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors shall determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of such series in the certificate of designation relating to that series.  We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the

Securities and Exchange Commission, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock.  We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants.  We may issue warrants for the purchase of Class A common stock or preferred stock in one or more series. We may issue warrants independently or together with Class A common stock and preferred stock, and the warrants may be attached to in a unit or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as the warrant agreements that contain the terms of the warrants. Forms of the warrant agreements and forms of warrants containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental agreements and forms of warrants will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from a current report on Form 8-K that we file with the Securities and Exchange Commission.

Units.  We may issue units consisting of Class A common stock, preferred stock and/or warrants for the purchase of Class A common stock, preferred stock and/or debt securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units.  We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the Securities and Exchange Commission, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue under a separate agreement.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Various statements made in this prospectus under the captions “Our Company” and “Risk Factors,” and made elsewhere in this prospectus are forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. This prospectus includes, without limitation, forward-looking information about the following:

•                  the development of the markets and demand for our products and services;

•                  our product development plans, including the introduction of new products, and anticipated activities designed to pursue these plans, including collaborations and other corporate partnering arrangements;

•                  our ability to generate revenues from sales of products;

•                  the ability of our products to affect the market and become an industry standard;

•                  our ability to generate license and other fee revenue in the future;

•                  the amounts we invest in research and development activities in the future;

•                  future levels of operating expenses associated with our business;

•                  operating results of joint ventures and other corporate partnering arrangements;

•                  competition that we may face;

•                  the protection afforded to us by intellectual property law;

•                  our future revenues and results of operations;

•                  our future exposure to market risk; and

•                  our future capital needs and our ability to fund those needs.

When used in this prospectus, the words “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “future,” “could,” “should,” “would,” “expect,” “envision,” “potentially” and similar expressions are generally intended to identify forward-looking statements, but are not the exclusive expressions of forward-looking statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those risks discussed in this prospectus and the documents incorporated herein by reference.

In addition, our performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting our industry. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Furthermore, we undertake no obligation to publicly update any forward-looking statements. We claim the protections afforded by the Private Securities Litigation Reform Act of 1995, as amended, for our forward-looking statements.

USE OF PROCEEDS

Except as may be otherwise set forth in the prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of the securities offered hereby for general corporate purposes, including the development and support of our sales and marketing organization, support for our continuing research and development efforts and the funding of acquired related businesses and technologies.

DESCRIPTION OF CAPITAL STOCK

Following is a summary of the material terms of our capital stock, including our Class A common stock. The summary is not complete and should be read in conjunction with our Restated Certificate of Incorporation, filed as Exhibit 3.1 to our Registration Statement on Form S-1 (SEC File No. 33-75286).

Authorized and Outstanding Shares

Our authorized capital stock consists of 150,000,000 shares of Class A common stock, $.01 par value per share; 13,000,000 shares of Class B common stock, $.01 par value per share; and 2,000,000 shares of preferred stock, $.01 par value.

As of December 15, 2005, a total of 93,341,754 shares of our Class A common stock and 175,725 shares of our Class B common stock were issued and outstanding.

Common Stock

Wave’s Class A common stock and Class B common stock are equal in all respects except for voting rights, conversion rights and restrictions on transferability, as discussed more fully below.

Voting Rights

The voting powers, preferences and relative rights of the Class A common stock and the Class B common stock are identical in all respects, subject to the following provisions. Holders of Class A common stock have one vote per share on all matters submitted to a vote of the stockholders of Wave. Holders of Class B common stock have one vote per share on all matters submitted to a vote of the stockholders, except that holders of Class B common stock will have five votes per share on the following matters: (i) any election of directors where one or more directors has been nominated by any person or persons other than Wave’s Board of Directors or in the event of an “Election Contest” (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934, as amended) or other solicitation of proxies or consents by or on behalf of any person or persons other than Wave’s Board of Directors for the purpose of electing directors; and (ii) any vote on a merger, consolidation or reorganization of Wave or similar business combination or transaction, or any sale, lease, exchange or other disposition of all or substantially all of the assets of Wave to or with any other person, if the particular business combination or other transaction has not been recommended by Wave’s Board of Directors. In addition, holders of Class B common stock will have five votes per share on all matters submitted to a vote of the stockholders of Wave in the event that any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) acquires beneficial ownership of 20% or more of the outstanding voting securities of Wave (provided that this provision will not apply to any person who beneficially owns 3% or more of the outstanding voting securities at the time of the closing of this offering or any group including any such person). No class of outstanding common stock alone is entitled to elect any directors. There is no cumulative voting with respect to the election of directors.

Under Wave’s Restated Certificate of Incorporation and the Delaware General Corporation Law, the holders of Class A common stock and Class B common stock are entitled to vote as separate classes with respect to any amendment to Wave’s Restated Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of any class, increase or decrease the par value of the shares of any class, or modify or change the powers, preferences or special rights of the shares of any class so as to affect such class adversely.

Dividends

Holders of the Class A common stock and Class B common stock are entitled to receive ratably such dividends, if any, as are declared by Wave’s Board of Directors out of funds legally available for that purpose, provided, that dividends paid in shares of Class A common stock or Class B common stock shall be paid only as follows: shares of Class A common stock shall be paid only to holders of Class A common stock and shares of Class B common stock shall be paid only to holders of Class B common stock. Wave’s Restated Certificate of Incorporation provides that if there is any dividend, subdivision, combination or reclassification of either class of common stock, a proportionate dividend, subdivision, combination or reclassification of the other class of common stock shall simultaneously be made.

Conversion

The Class A common stock has no conversion rights. At the option of the holder, each share of Class B common stock is convertible at any time, and from time to time, into one share of Class A common stock.

Other Rights

Stockholders of both classes of common stock of Wave have no preemptive or other rights to subscribe for additional shares. In the event of the liquidation, dissolution or winding up of Wave, holders of Class A common stock and Class B common stock are entitled to share ratably in all assets available for distribution to holders of common stock after payment in full of creditors. No shares of any class of common stock are subject to a redemption or a sinking fund. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 2 million shares of preferred stock, in one or more series. Our board of directors is authorized to fix or alter from time to time the designation, powers, preferences and rights of the shares of each series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, as well as the qualifications, limitations or restrictions of any unissued series of preferred stock. Our board of directors may also establish from time to time the number of shares constituting any series of preferred stock, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of any series then outstanding.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the Securities and Exchange Commission, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include, applicable:

•                  the title and stated value;

•                  the number of shares we are offering;

•                  the liquidation preference per share;

•                  the purchase price;

•                  the dividend rate, period and payment date and method of calculation for dividends;

•                  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•                  the procedures for any auction and remarketing, if any;

•                  the provisions for a sinking fund, if any;

•                  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•                  any listing of the preferred stock on any securities exchange or market;

•                  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•                  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•                  voting rights, if any, of the preferred stock;

•                  preemption rights, if any;

•                  restrictions on transfer, sale or other assignment, if any;

•                  whether interests in the preferred stock will be represented by depositary shares;

•                  a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•                  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•                  any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right would be in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock could adversely affect the voting power, liquidation rights, conversion or other rights of holders of our common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of common stock.

DESCRIPTION OF WARRANTS

We have warrants to purchase 2,215,412 shares of our Class A common stock outstanding. We may in the future issue warrants for the purchase of our Class A common stock. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to our stockholders and may be attached to or separate from the related securities. Warrants may be issued under a warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent, if retained, will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that may be offered under this prospectus. The applicable warrant agreement and form of warrant certificate will be filed as exhibits to or incorporated by reference in the registration statement. Further terms of the warrants and any applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•                  the title of the warrants;

•                  the aggregate number of the warrants;

•                  the price or prices at which the warrants will be issued;

•                  the designation, number and terms of the shares of our Class A common stock purchasable upon exercise of the warrants;

•                  the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•                  the date, if any, on and after which the warrants and the related Class A common stock, if any, will be separately transferable;

•                  the price at which each share of Class A common stock purchasable upon exercise of the warrants may be purchased;

•                  the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•                  the minimum or maximum amount of the warrants which may be exercised at any one time;

•                  information with respect to book-entry procedures, if any;

•                  a discussion of material or special United States federal income tax considerations applicable to the warrrants; and

•                  any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of the warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the Securities and Exchange Commission, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units.  The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of Class A common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provisions of the governing unit agreement that differ from those described below; and

•                  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any Class A common stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or we may sell the securities to investors directly or through agents. Each prospectus supplement will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents. The maximum compensation or discount to be received by any member of the National Association of Securities Dealers or any independent broker-dealer will not be greater than 8% for the sale of any securities registered pursuant Rule 415 under the Securities Act of 1933.

The securities offered pursuant to this prospectus may also be sold in one or more of the following transactions:

•                  block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•                  a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq National Market or other stock exchange rules;

•                  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•                  sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and

•                  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares, which is not expected to exceed that which is customary in the types of transactions involved.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the series of securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

In connection with offering securities pursuant to this prospectus, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

The Class A Common stock is listed on the Nasdaq National Market under the symbol “WAVX”. Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for Wave by Bingham McCutchen LLP, New York, New York.

EXPERTS

The consolidated financial statements of Wave Systems Corp. and Subsidiaries (a development stage corporation) as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004 and for the period from February 12, 1988 (inception) through December 31, 2004 and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2004 have been incorporated herein by reference and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The audit reports covering the December 31, 2004 consolidated financial statements contain an explanatory paragraph that states that Wave’s recurring losses from operations and accumulated deficit raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic filing requirements of the Securities Exchange Act of 1934. Further to our obligations under the Exchange Act, we file reports, proxy and information statements and other information with the Securities and Exchange Commission. These reports, proxy and information statements and other information may be inspected and copied at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the Securities Exchange Commission and paying a fee fro the copying costs. The Securities and Exchange Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission (including Wave). The address of this site is http://www.sec.gov.

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission to register under the Securities Act of 1933 the securities that this prospectus offers. In accordance with the rules and regulations of the Securities and Exchange Commission, portions of the registration statement have been omitted from this prospectus. Therefore, this prospectus contains only some of the information in the registration statement. If you would like more information about Wave and the securities this prospectus offers, please refer to the registration statement, which is on file at the offices of the Commission. You may obtain copies of these documents upon payment of the fee, or you may examine them without charge at the offices or via the website. When we discuss other documents in this prospectus, we may not provide all of the information about or contained in those other documents. You should not rely upon this prospectus to provide a complete discussion of the contents of other documents. You should refer to those other documents yourself. Whenever we discuss the contents of other documents, we qualify our statements in all respects by reference to the applicable documents on file with the Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate into this prospectus information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until all of the shares of common stock that are part of this offering have been sold. The documents we have incorporated by reference are:

•                  Annual Report on Form 10-K for the year ended December 31, 2004;

•                  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

•                  Current Reports on Form 8-K filed with the SEC on December 7, 2005, November 11, 2005, November 14, 2005, October 31, 2005, August 8, 2005, May 31, 2005, April 29, 2005 March 17, 2005 and February 1, 2005; and

•                  the description of our common stock contained in our Registration Statement on Form 8-A.

You may request a copy of these filings at no cost by writing or telephoning Wave Systems Corp., 480 Pleasant Street, Lee, Massachusetts 01238, (413) 243-1600.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses of the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

Description	Amount
SEC Registration Fee	$2,675
NASD Fee	3,000
Legal Fees	100,000
Independent Accountant Fees	15,000
Printing Fees	10,000

Total	$130,675

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein. Wave’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide for indemnification of its officers and directors and certain other persons against liabilities and expenses incurred by any of them to the fullest extent authorized by the Delaware General Corporation Law.

The Amended and Restated Certificate of Incorporation authorizes Wave to obligate itself to indemnify any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the Delaware General Corporation Law, for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to Wave or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended or (iv) for any transaction from which the director or officer derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer, in addition to the limitations on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware.

The Restated By-laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of Wave shall be indemnified and held harmless by Wave to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. If a claim is not paid in full by Wave within sixty days after a written claim has been received, the claimant may at any time thereafter bring suit against Wave to recover the unpaid amount of the claim.

Item 16. EXHIBITS AND FINANCIAL STATEMENTS AND SCHEDULES

Exhibit No.		Description of Exhibit
4.1*	—	Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of Wave’s Registration Statement on Form S-1, File No. 33-75286).
4.2		Form of Certificate of Designation(1)
4.3	—	Form of Warrant Agreement(1).
4.4		Form of Warrant(1).
4.5		Form of Unit Agreement(1)
5.1	—	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being offered.
23.1	—	Consent of Bingham McCutchen LLP (included as part of Exhibit 5.1 hereto).
23.2	—	Consent of KPMG LLP, Independent Registered Accountant Firm.
24	—	Power of Attorney (included on the signature page hereto).
99.1	—	Form of Securities Purchase Agreement(1)

* Incorporated by reference

(1) To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)          Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)          Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lee, Commonwealth of Massachusetts, on the 16th day of December, 2005.

Wave Systems Corp.

By:	/s/ STEVEN K. SPRAGUE
	Name:	Steven K. Sprague
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven Sprague, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ STEVEN K. SPRAGUE	President, Chief Executive Officer and	December 16, 2005
Steven K. Sprague	Director

/s/ JOHN E. BAGALAY, JR.		December 16, 2005
John E. Bagalay, Jr.	Director

/s/ GEORGE GILDER		December 16, 2005
George Gilder	Director

/s/ JOHN E. MCCONNAUGHY, JR.		December 16, 2005
John E. McConnaughy, Jr.	Director

/s/ NOLAN BUSHNELL		December 16, 2005
Nolan Bushnell	Director

/s/ GERARD T. FEENEY	Senior Vice President, Finance and	December 16, 2005
Gerard T. Feeney	Administration, Chief Financial Officer and Secretary (Principal Financial Officer, Principal Accounting Officer and Duly Authorized Officer of the Registrant)